EXHIBIT 10.20

FIRST AMENDMENT TO

THE PHOENIX COMPANIES, INC.

NONQUALIFIED SUPPLEMENTAL EXECUTIVE

RETIREMENT PLAN B

As Amended and Restated Effective January 1, 2009

The Phoenix Companies, Inc. Nonqualified Supplemental Executive Retirement Plan B, as amended and restated effective January 1, 2009 (the “Supplemental Plan B”), is further amended effective March 31, 2010, as follows:

1.

Article I is amended to add a new subsection at the end to read as follows:

1.3

Freeze of Accrued Benefits  Notwithstanding any provision to the contrary, the accrual of benefits for all Participants under the Supplemental Plan B shall cease and such benefits shall be frozen effective March 31, 2010, consistent with the Eighteenth Amendment to the Pension Plan.

2.

Section 2.1 is amended to add the following sentence at the end to read as follows:

The Accrued Benefits of all Participants shall be frozen and cease to accrue, to the extent they are not already frozen and ceased to accrue, at the end of business on March 31, 2010, consistent with the Eighteenth Amendment to the Pension Plan.

3.

Section 2.8 is amended to add the following sentence at the end to read as follows:

The Final Average Earnings of all Participants shall be frozen, to the extent they are not already frozen, for all purposes at the end of business on March 31, 2010, consistent with the Eighteenth Amendment to the Pension Plan.

4.

Section 2.10 is amended to add the following sentence at the end to read as follows:

The Incentive Compensation of each Participant shall be frozen, to the extent it is not already frozen, for all purposes at the end of business on March 31, 2010.

5.

Section 2.13 is amended to add the following sentence at the end to read as follows:

The Pension Equity Benefits of all Participants shall be frozen, to the extent they are not already frozen, for all purposes at the end of business on March 31, 2010, consistent with the Eighteenth Amendment to the Pension Plan.

6.

Article III is amended to add a new subsection at the end to read as follows:

3.4

Notwithstanding any provision to the contrary, effective on and after April 1, 2010, no employee of an Employer or any Participating Employer shall be eligible to become a Participant in the Supplemental Plan B.

7.

The first paragraph of Section 4.1 is amended and restated in its entirety to read as follows:

4.1

Actively At Work on or After August 1, 2004  The amount of benefits provided under this Supplemental Plan B effective July 1, 2007 for Participants actively at work on August 1, 2004 or thereafter through March 31, 2010 shall be the excess of (a) over (b) where:

8.

Section 4.2 is amended and restated in its entirety to read as follows:

4.2

Rehired Participant  Notwithstanding Section 4.1 to the contrary, in the event any Participant, including a Grandfathered Participant, terminates employment with or is no longer employed by  (i.e., transfers to a non-Participating Employer) the Employer or a Participating Employer and is rehired by the Employer or a Participating Employer following such termination or transfer (a "Rehired Participant"), for purposes of Sections 4.1(a)(i), the determination, if applicable, of the Rehired Participant's Final Average Earnings, including the amount of Incentive Compensation, shall be made as of the date of the Rehired Participant's initial termination or transfer or March 31, 2010, if earlier.  Any Rehired Participant (including former Grandfathered Participants and former participants in The Phoenix Companies, Inc. Nonqualified Supplemental Executive Retirement Plan, as amended and restated effective January 1, 2009) who has been re-approved pursuant to Section 3.2 shall accrue benefits on and after his or her rehire date solely under Section 4.1(a)(ii), but in no event shall any benefits accrue after March 31, 2010.

9.

Section 4.3(b) is amended and restated in its entirety to read as follows:

(b)

Newly Eligible Grandfathered Participants After June 30, 2007.  If a Grandfathered Participant becomes a Participant in this Supplemental Plan B after June 30, 2007, such Grandfathered Participant shall only accrue Pension Equity Benefits under Section 4.1(a)(ii) of this Supplemental Plan B, but in no event shall any benefits accrue after March 31, 2010.

10.

Section 5.1 is amended to add a new sentence after the table to read as follows:

For purposes of vesting under this Section 5.1, the term "years" in the table above refers to Years of Vesting Service, as defined in the Pension Plan.

11.

Article V is amended to add a new subsection at the end to read as follows:

5.3

Notwithstanding the freeze of all benefit accruals under the Supplemental Plan B effective March 31, 2010, a Participant or Rehired Participant may continue to earn Years of Vesting Service after March 31, 2010 for purposes of vesting under Section 5.1 and attaining Early Retirement Age (as defined in the Pension Plan); provided, however, any service after March 31, 2010 shall not be credited to the Participant for purposes of determining such Participant's Accrued Benefit.